(https://www.synnexcorp.com)

TD SYNNEX CORPORATION TERMS & CONDITIONS

By accessing any web sites of TD SYNNEX Corporation or its subsidiaries (collectively "TD SYNNEX Corporation" or "Seller") or otherwise indicating acceptance as set forth below, you are agreeing to the following terms and conditions (as modified from time to time), and each time that you access TD SYNNEX Corporation you reassert your agreement. If you do not agree with these terms and conditions, then you may not access or use TD SYNNEX.com or any other TD SYNNEX Corporation web site. Certain TD SYNNEX Vendors require TD SYNNEX to pass-through terms for the Product to resellers and end users. By purchasing the Product from TD SYNNEX, Buyer agrees to these Vendor pass-through terms, which are located here (https://www.synnexcorp.com/vendor-pass-through-terms/).

1. Password

In order to access certain TD SYNNEX Corporation e-commerce websites, you must present a valid password and user ID. Your password is your sole responsibility, and you must take all necessary actions to safeguard the security of your password and its use in accessing TD SYNNEX Corporation and ordering product via TD SYNNEX Corporation. You agree not to challenge the validity or enforceability of any order made via TD SYNNEX Corporation with your password. You must not disclose your password to any person who is not authorized to use the password on your behalf. You will be solely responsible for all unauthorized use of your password by your employees or third parties, except where caused solely and directly by TD SYNNEX Corporation's negligence. TD SYNNEX Corporation highly recommends that you change your password periodically, and that you change your password immediately when you have reason to believe that your password security has been compromised.

2. Terms and Conditions of Sale

All sales of products and finished goods offered and supplied by Seller to its customer ("Buyer") for resale shall be pursuant to the following standard terms and conditions. Products may include, but are not limited to hardware products, software (including all open source licensed or distributed by TD SYNNEX Corporation, or incorporated into any software), and services (collectively "Products"). Any conflicting terms in your purchase order or elsewhere are without effect unless signed by the applicable party(ies). All Buyer purchases from TD SYNNEX Corporation are deemed to be purchases pursuant to a written agreement.

> **a.** ACCEPTANCE: Buyer's acceptance of these Terms and Conditions shall be indicated by any of the following, whichever first occurs: (a) Buyer's written acknowledgement hereof, (b) Buyer's submission of an order to TD SYNNEX Corporation, regardless of whether the Product(s) ordered is ever delivered or if the purchase order is completely or partially fulfilled, rejected, modified or cancelled; (c) Buyer's receipt of any part of the items specified for delivery in any purchase order submitted to TD SYNNEX Corporation (c) Buyer's application for credit submitted to TD SYNNEX Corporation, (d) accessing any TD SYNNEX Corporation e-commerce web site, or (e) any other act or expression of acceptance by Buyer. Buyer's acceptance is expressly limited to the Terms and Conditions in their entirety without addition, modification or exception and any term, condition, or proposal hereafter submitted by Buyer (whether oral or in writing), which is inconsistent with or in addition to the Terms and Conditions set forth hereon is objected to and is hereby rejected by Seller. Seller's silence or failure to respond to any such subsequent term, condition or proposal shall not be deemed to be Seller's acceptance or approval thereof.

b. ORDERS: TD SYNNEX Corporation reserves the right to schedule and reschedule any order, with notice to Buyer, at TD SYNNEX Corporation's reasonable discretion, and to decline any order for any reason, or no reason, in TD SYNNEX Corporation's sole discretion.

c. DELIVERY: Delivery shall be made in accordance with Seller's shipping policy in effect on the date of shipment. Product title and risk of loss will transfer to Buyer upon TD SYNNEX Corporation tendering the Product for delivery to the carrier (F.O.B. Origin). If Buyer requests special shipping or handling, including expedited shipment, third-party billing, or freight collect, Buyer shall be responsible filing claims with the carrier and all freight and handling costs. Buyer shall pay for any special routing, packing, handling or insurance requested by Buyer and agreed to by TD SYNNEX Corporation. Orders shipped under special routing instructions must be separately agreed upon and may be subject to additional charges. TD SYNNEX Corporation will not be subject to requirements of non-compliance programs of Buyer, including charges for product delays, missing/inaccurate shipping documents, labeling or product markings.

Buyer shall promptly notify Seller, no later than 30 days from invoice date, of any claimed shortages or rejection as to any delivery, with the exception of deliveries that reveal external shipping damage, which, in some instances, must be refused immediately upon delivery by the carrier. Such notice shall be in writing and shall be reasonably detailed stating the grounds for any such rejection. Failure to provide any such notice within such time shall be deemed an acceptance in full of any such delivery. Seller shall not be liable for any shipment delays that affect Seller or any of Seller's suppliers, including but not limited to delays caused by unavailability or shortages of Products from Seller's suppliers, natural disasters, acts of war or terrorism, acts or omissions of Buyer, fire, strike, riot, or governmental interference, unavailability or shortage of materials, labor, fuel or power through normal commercial channels at customary and reasonable rates, failure or destruction of plant or equipment arising from any cause whatsoever, or transportation failures.

d. PRICES: Prices payable by Buyer for the Products are specified on the invoice. Seller does not offer price protection. Buyer shall bear all applicable federal, provincial, municipal and other government taxes (such as sales, use and similar taxes), as well as import or customs duties, license fees and similar charges, however designated, levied on this sale or the Products (or the delivery thereof) or measured by the purchase price hereunder. Seller's prices do not include such taxes, fees and charges. Exemption certificates must be presented prior to shipment if they are to be honored. To the extent any sale is made without the prior receipt of a valid exemption certificate, Seller expressly reserves the right to include on the invoice for such sale, or to separately invoice Buyer for all applicable taxes, fees and charges and Buyer agrees that these amounts shall be immediately due and payable.

e. PAYMENT TERMS: Buyer shall provide all financial information reasonably requested by TD SYNNEX Corporation from time to time for the purpose of establishing or continuing Buyer's credit limit. Buyer agrees that TD SYNNEX Corporation shall have the right to decline or extend credit to Buyer and to require that the applicable purchase price be paid prior to shipment. TD SYNNEX Corporation shall have the right from time to time, without notice, to change or revoke Buyer's credit limit on the basis of changes in TD SYNNEX Corporation's credit policies or Buyer's financial condition and/or payment record.

Buyer shall not deduct any amounts from any TD SYNNEX Corporation invoice without TD SYNNEX Corporation's express written approval, which approval shall be contingent upon Buyer providing all supporting documentation for such deduction as required by TD SYNNEX Corporation. Any authorized deductions for returned Products must include Buyer's customer tracking number and

TD SYNNEX Corporation's Return Merchandise Authorization ("RMA") number. Deductions received by TD SYNNEX Corporation without advance notice will be denied. No Program fees may be deducted from invoices.

If Buyer fails to make timely payment of any amount invoiced by TD SYNNEX Corporation, TD SYNNEX Corporation shall have the right, in addition to any and all other rights and remedies available to TD SYNNEX Corporation at law or in equity, to immediately revoke any or all credit extended, to delay or cancel future deliveries and/or to reduce or cancel any or all quantity discounts extended to Buyer. Buyer shall pay all costs of collection including reasonable attorneys' fees. A service charge of the lesser or one and one-half percent (1 ½%) per month or the maximum amount allowed by law will be charged on all past due balances commencing on the date payment is due.

f. PRODUCT RETURNS: Return of Products purchased from TD SYNNEX Corporation shall be governed by Seller's product return policies in effect on the date of return. Seller reserves the right to modify or eliminate such policies at any time. Although Seller's policies may permit Buyer to return Products claimed to be defective under certain circumstances, Seller makes no representations or warranties of any kind with respect to the Products.

g. POST AUDIT CLAIMS: TD SYNNEX Corporation requires complete supporting documentation in advance for post audit deductions by Buyer. In the event that required documentation is missing, it must be provided allowing thirty (30) days from receipt date for investigation and response. Post audit claims must be submitted within six (6) months of the date of occurrence. Any claims outside this six (6) month period will be declined.

h. RESALE ONLY/EXPORT: All Products delivered to Buyer hereunder are for resale only and shall not be used for the internal business purposes of Buyer, or any parent company, subsidiary, or affiliate of Buyer. All Products delivered to Buyer hereunder, if sold in the United States, are intended for use in the United States only. Shipment of the Products outside the United States may require a valid export license and the approval of the manufacturers of such Products.

i. WARRANTIES; INDEMNITY: Buyer acknowledges that TD SYNNEX Corporation is not the manufacturer of the Products that will be sold to it, and that TD SYNNEX Corporation therefore will have no responsibility for, among other things, product warranties. Product warranties, if any, are provided by the manufacturer or publisher of the Products. TD SYNNEX Corporation's sole obligation (and Buyer's sole remedy) in the event of breach of any warranty shall be to assist the Buyer in its efforts to have the manufacturer repair or replace defective Product(s).

THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT AND FOR ALL OTHER OBLIGATIONS OR LIABILITIES ON TD SYNNEX CORPORATION'S PART.

TD SYNNEX CORPORATION NEITHER ASSUMES, NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR TD SYNNEX CORPORATION, ANY OTHER LIABILITY IN CONNECTION WITH THE SALE OF PRODUCTS TO BUYER. THIS WARRANTY SHALL NOT APPLY TO ANY UNITS OF PRODUCTS WHICH SHALL HAVE BEEN REPAIRED OR ALTERED OTHER THAN BY TD SYNNEX CORPORATION OR WHICH SHALL HAVE BEEN SUBJECT TO MISUSE, NEGLIGENCE, OR

ACCIDENT. TD SYNNEX CORPORATION SHALL NOT BE LIABLE FOR PERSONAL INJURY RESULTING DIRECTLY OR INDIRECTLY FROM THE DESIGN, MATERIAL, OPERATION OR INSTALLATION OF ANY UNITS OF PRODUCTS.

Buyer further acknowledges that TD SYNNEX Corporation will have no responsibility for any claims for infringement of intellectual property rights pertaining to distribution, sale or use of the Products. TD SYNNEX CORPORATION SHALL HAVE NO DUTY TO DEFEND, INDEMNIFY OR HOLD HARMLESS BUYER FROM AND AGAINST ANY OR ALL DAMAGES AND COSTS INCURRED BY BUYER ARISING FROM THE INFRINGEMENT OF PATENTS OR TRADEMARKS OR THE VIOLATION OF COPYRIGHTS.

j. LIMITATION OF LIABILITY: TD SYNNEX CORPORATION SHALL NOT BE LIABLE TO BUYER, BUYER'S CUSTOMERS, OR ANY OTHER PARTY FOR ANY LOSS, DAMAGE, OR INJURY THAT RESULTS FROM THE USE OR APPLICATION BY BUYER, BUYER'S CUSTOMER, OR ANY OTHER PARTY, OF PRODUCTS DELIVERED TO BUYER, UNLESS THE LOSS OR DAMAGE RESULTS DIRECTLY FROM THE INTENTIONALLY TORTIOUS OR FRAUDULENT ACTS OR OMISSIONS OF TD SYNNEX CORPORATION. IN NO EVENT SHALL TD SYNNEX CORPORATION BE LIABLE TO BUYER OR ANY OTHER PARTY FOR LOSS, DAMAGE, OR INJURY OF ANY KIND OR NATURE ARISING OUT OF OR IN CONNECTION WITH THESE TERMS AND CONDITIONS, OR ANY AGREEMENT INTO WHICH THEY ARE INCORPORATED, OR ANY PERFORMANCE OR NONPERFORMANCE UNDER THESE TERMS AND CONDITIONS BY TD SYNNEX CORPORATION, ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS, IN EXCESS OF THE NET PURCHASE PRICE OF THE PRODUCTS OR SERVICES ACTUALLY DELIVERED TO AND PAID FOR BY BUYER HEREUNDER. IN NO EVENT SHALL TD SYNNEX CORPORATION BE LIABLE TO BUYER OR ANY OTHER PARTY FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOSS OF GOOD WILL, LOSS OF ANTICIPATED PROFITS, OR OTHER ECONOMIC LOSS ARISING OUT OF OR IN CONNECTION WITH TD TD SYNNEX CORPORATION'S BREACH OF, OR FAILURE TO PERFORM IN ACCORDANCE WITH ANY OF THESE TERMS AND CONDITIONS, OR THE FURNISHING, INSTALLATION, SERVICING, USE OF PERFORMANCE OF ANY PRODUCTS OR INFORMATION TD SYNNEX CORPORATION SHALL PROVIDE HEREUNDER, EVEN IF NOTIFICATION HAS BEEN GIVEN AS TO THE POSSIBILITY OF SUCH DAMAGES.

k. Vendor Restrictions: Some Product purchases and sales are limited to a specified territory, usage restrictions, or other Vendor specific authorizations. Buyer agrees to comply with any sales or usage restrictions imposed by the Vendor . Buyer shall comply with any applicable third party rights pertaining to the Products, including software or other intellectual property, such as patents, copyrights, and user licenses.

l. Software: For any software purchases, Buyer shall not modify, reverse engineer, or disassemble any of the software in any way, except as expressly permitted by the terms of the license agreement for such software. All purchases or use of software are subject to any end user license agreement which accompany the Product, and Buyer acknowledges that these license agreements are provided by the Vendor and not TD SYNNEX Corporation. Software bundled with hardware must be used solely with the intended Product and shall not be transferred for other use.

m. Records and Audit: Buyer agrees to maintain accurate records related the to these Terms and Conditions and to keep records relating to purchases and sales made pursuant to these Terms and Conditions for four (4) years from the date of the purchase. If requested by TD SYNNEX Corporation or an applicable Vendor, Buyer agrees to produce relevant records to TD SYNNEX Corporation for inspection and audit purposes only.

n. CONFIDENTIALITY: The receiving party shall protect the confidentiality and secrecy of the disclosing party's Confidential Information and shall prevent any improper disclosure or use thereof by its employees, agents, contractors or consultants, in the same manner and with the same degree of care (but in no event less than a reasonable degree of care) as it uses in protecting its own information of a confidential nature for a period of three (3) years from the date of such disclosure. Each party must inform its employees having access to the other's Confidential Information of restrictions required to comply with this Section 2(k). Each party agrees to provide notice to the other immediately after learning of or having reason to suspect a breach of any of the restrictions of this Section 2(k). Notwithstanding the foregoing, each party may disclose the other party's Confidential Information if and to the extent that such disclosure is required by applicable law, provided that the receiving party uses reasonable efforts to limit the disclosure and provides the disclosing party a reasonable opportunity to review the disclosure before it is made and to interpose its own objection to the disclosure.

Each party retains for itself all proprietary rights it possesses in and to all of its own Confidential Information. Accordingly, Confidential Information which the disclosing party may furnish to the receiving party shall be in the receiving party's possession pursuant only to a restrictive, nontransferable, nonexclusive license under which the receiving party may use such Confidential Information under the terms of this Agreement, solely for the purposes of satisfying its obligations hereunder. Each party understands that the party receiving Confidential Information may now or in the future be developing proprietary information internally, or receiving proprietary information from third parties in confidence that may be similar to disclosed Confidential Information. Nothing in this Agreement shall be construed as a representation or inference that the receiving party will not develop products, for itself or others, that compete with the products, processes, systems or methods contemplated by disclosed Confidential Information.

Each party acknowledges that any material violation of the rights and obligations provided in this Section 2(k) may result in immediate and irreparable injury to the other party, and hereby agrees that the aggrieved party shall be entitled to immediate temporary, preliminary, and permanent injunctive relief against any such continued violations upon adequate proof, as required by applicable law. Notwithstanding Section 2(m), each party hereby submits itself to the personal jurisdiction of the courts of competent subject matter jurisdiction for purposes of entry of such injunctive relief.

o. ECExpress/EDI/ELECTRONIC COMMUNICATIONS DISCLAIMER: Seller is not liable for any failure of the ECExpress service, EDI service, or any other form of electronic communication (collectively, "Electronic Communication") to transmit, receive, store or handle documents or perform related activities. TD SYNNEX Corporation does not represent or warrant that the information accessible via the TD SYNNEX Corporation web site is accurate, complete or current. Price and availability information is subject to change without notice.

Buyers must properly use security procedures, which are reasonably sufficient to ensure that all electronic transmissions of documents to Seller are authorized and shall be responsible for any such unauthorized transmissions. Buyer's ECExpress identification code is Buyer's signature and use of the code is sufficient to verify that Buyer originated an order, when purchasing via ECExpress.

Any order properly transmitted in accordance with these terms and conditions is considered to be "in writing"; and any order containing a code is deemed (a) to have been "signed" and (b) to constitute an "original" when printed from electronic files or records established and maintained in

the normal course of business. Buyer and Seller agree not to contest the validity or enforceability of orders as to whether certain agreements are to be in writing or signed.

p. CREDIT CARD TOKENIZATION (/terms-credit-data/)

q. Independent Contractor: TD SYNNEX Corporation and Buyer are and shall be independent contractors to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the parties.

r. Force Majeure: Neither party shall be liable to the other for any delay in performance or failure to perform, in whole or in part, due to labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, accident, fire, flood, earthquake, pandemic or other act of God, act of any governmental authority, judicial action, computer virus or worm, or similar causes beyond the reasonable control of such party. If any event of force majeure occurs, the party affected by such event shall promptly notify the other party of such event and take all reasonable actions to avoid the effect of such event. This subsection shall not apply to a party's payment obligations.

s. Notice: All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.

3. Disclaimer

USE OF TD SYNNEX CORPORATION'S E-COMMERCE WEB SITE IS ON AN "AS IS" BASIS AND TD SYNNEX CORPORATION MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE WEB SITE OR RELATED PRODUCTS. TD SYNNEX CORPORATION DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, TD SYNNEX CORPORATION DOES NOT REPRESENT OR WARRANT THAT THE INFORMATION ACCESSIBLE VIA THE TD SYNNEX CORPORATION WEB SITE IS ACCURATE, COMPLETE OR CURRENT. PRICE AND AVAILABILITY INFORMATION IS SUBJECT TO CHANGE WITHOUT NOTICE.

4. Limitation on Use

Buyer hereby acknowledges that Products are not intended for use in life support systems, critical care applications, human implantation, commercial aviation, nuclear facilities or systems or any other applications where product failure could lead to injury to persons or loss of life or catastrophic property damage. TD SYNNEX Corporation hereby disclaims any liability or responsibility for risk of loss, expenses, cost, liability, litigation and/or potential adverse verdict or judgment in relation to any such use of the products.

5. Limited License

The information and databases provided to you via certain TD SYNNEX Corporation e-commerce web sites is licensed to you by TD SYNNEX Corporation for your use only in the ordinary course of your business for your review, selection and purchase of products from TD SYNNEX Corporation. This license is non-exclusive, non-transferable, and may be terminated by TD SYNNEX Corporation with or without cause at any time.

6. Limitation of Liability

Except as specifically stated herein, neither TD SYNNEX Corporation nor any of its directors, employees or other representatives will be liable for damages arising out of or in connection with your use of any TD SYNNEX Corporation web site. This is a comprehensive limitation of liability that applies to all damages of any kind, including (without limitation) compensatory, direct, indirect or consequential damages, loss of data, income or profit, loss of or damage to property and claims of third parties. Except as specifically stated herein, neither TD SYNNEX Corporation nor any of its directors, employees or other representatives will be liable for damages

arising out of or in connection with your use of any TD SYNNEX Corporation web site. This is a comprehensive limitation of liability that applies to all damages of any kind, including (without limitation) compensatory, direct, indirect or consequential damages, loss of data, income or profit, loss of or damage to property and claims of third parties.

IN NO EVENT SHALL TD SYNNEX CORPORATION BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, SPECIAL OR OTHER DAMAGES WHATSOEVER RESULTING FROM OR RELATED TO BUYER'S USE OF ANY TD SYNNEX CORPORATION WEB SITE OR TD SYNNEX CORPORATION'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT OR THE FURNISHING, PERFORMANCE OR USE OF ANY PRODUCT(S) SOLD PURSUANT HERETO, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, PRODUCT LIABILITY, PERSONAL INJURY, THE NEGLIGENCE OF TD SYNNEX CORPORATION OR OTHERWISE. TD SYNNEX CORPORATION'S LIABILITY SHALL BE LIMITED SOLELY TO THE REPAIR, REPLACEMENT OR CREDIT OF THE PRODUCT(S), AT TD SYNNEX CORPORATION'S OPTION.

7. Indemnity

You agree to defend, indemnify and hold TD SYNNEX Corporation and its affiliates, and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, costs and expenses, including reasonable attorneys' fees, arising from or in any way relating to your use of any TD SYNNEX Corporation web site or any Product acquired from TD SYNNEX Corporation.

8. Modification

These Terms and Conditions, along with (a) the terms and conditions on any TD SYNNEX Corporation invoice, (b) the terms and conditions of the TD SYNNEX Corporation credit application, and (c) the terms and conditions of any other agreement signed by authorized representatives of both Buyer and Seller, sets forth the entire agreement and understanding of the parties relating to the subject matter herein. In the event of a conflict between these various terms and conditions, they will take effect in the following order of precedence: (1) any signed agreement between the parties; (2) the terms and conditions on any TD SYNNEX Corporation Invoice, (3) these Terms and Conditions, and (4) the terms and conditions in Buyer's credit application to TD SYNNEX Corporation. Any terms and conditions on Buyer's purchase order or any other document not signed by TD SYNNEX Corporation shall have no force and effect.

Notwithstanding the foregoing, if Buyer and Seller have executed an agreement that specifically supersedes and replaces or modifies any or all of the Terms and Conditions, the terms of such Agreement shall control. No additional or different terms of conditions, whether material or immaterial, shall become a part of these Terms and Conditions unless expressly accepted in writing by an authorized officer of Seller. Any waiver by Seller of one or more of these Terms and Conditions or any defaults hereunder shall not constitute a waiver of the remaining Terms and Conditions or any future defaults hereunder. It is the intention of the parties that these Terms and Conditions shall be enforceable to the fullest possible extent, regardless of any partial invalidity or unenforceability, and that no failure or delay by either party in exercising or enforcing any right hereunder shall operate as a waiver thereof or preclude any other exercise or enforcement of rights hereunder. The rights and obligations of Buyer under the Terms and Conditions may not be assigned by Buyer without the prior written consent of Seller (which shall not be unreasonably withheld).

TD SYNNEX Corporation may modify the information and functionality of any TD SYNNEX Corporation web site at any time. TD SYNNEX Corporation reserves the right, in its sole discretion, to modify, alter or otherwise update these Terms and Conditions at any time, and you agree to be bound by such modifications, alterations or updates. Any modifications, alterations or updates to these Terms and Conditions will be available to you on TD SYNNEX Corporation's website, and you agree to regularly check TD SYNNEX Corporation's website for new versions of these Terms and Conditions.

9. Governing Law/Venue

This Agreement shall be governed by and construed under the laws of the State of South Carolina, without regard to its principles regarding conflicts of law. The parties disclaim the United Nations Convention on Contracts for the International Sale of Goods in its entirety. The parties will attempt in good faith to promptly resolve any controversy, dispute or claim arising out of or relating to this Agreement through negotiations between the parties before resorting to other remedies available to them. If attempts to resolve the dispute amicably have failed or if negotiation to resolve the dispute is impossible (notably in case of urgent procedure to obtain a protective order), any action or proceeding between the parties relating to this Agreement shall take place in Greenville County, South Carolina and the parties hereby waive any objection to personal jurisdiction or venue in any forum located in that county. If any part of this Agreement is found void and unenforceable, it will not affect the validity of the balance of the Agreement, which shall remain valid and enforceable according to its terms. Buyer agrees to pay court costs and reasonable legal fees incurred in the collection of any unpaid balances whether or not suit is filed. In the event of any litigation arising out of this Agreement or its enforcement by either party, the prevailing party shall be entitled to recover as part of any judgement, reasonable attorneys' fees and court costs.

10. Compliance

Buyer agrees to comply with all applicable laws, statutes, and regulations with respect to the Buyer's performance and obligations under these terms and conditions, including the sale or resale of Products. Buyer further acknowledges and agrees that the Products are subject to the export control laws and regulations of the United States, including, but not limited to, the Export Administration Regulations, and sanctions regimes of the U.S. Department of Treasury and Office of Foreign Asset Controls. Buyer shall not, without prior U.S. government authorization, export, reexport, or transfer any Products, either directly or indirectly, to any country subject to a U.S. trade embargo, or to any resident or national of any such country, or to any person or entity listed on the "Entity List" or "Denied Persons List" maintained by the U.S. Department of Commerce or the list of "Specifically Designated Nationals and Blocked Persons" maintained by the U.S. Department of Treasury. In addition, Buyer may not export, re-export, or transfer Products to an end-user engaged in activities related to weapons of mass destruction. Such activities include, but are not necessarily limited to, activities related to the design, development, production, or use of: (1) nuclear materials, nuclear facilities, or nuclear weapons; (2) missiles or support of missiles projects; (3) chemical or biological weapons; and 4) life support systems, human implantation, or any other application where Product failure could lead to loss of life or property damage. In accordance with the US Foreign Corrupt Practices Act (the "FCPA"), Buyer agrees it has not made, and will not make, any direct or indirect payment, or offer or authorization to pay, any money, gift, or anything of value to any government official, including the immediate family of any such official, for the purpose of influencing an act or decision of the government or such individual in order to assist, directly or indirectly, Buyer or TD SYNNEX Corporation in obtaining or retaining business, or otherwise securing an improper advantage. At all times during the term of this Agreement, Buyer (including its affiliates), and its personnel shall comply with the requirements of the TD SYNNEX Corporation Reseller Code of Conduct (/wp-content/uploads/sites/1/2021/03/SYNNEX-Reseller-Code-of-Conduct.pdf), which may be modified from time-to-time.

BY ACCESSING ANY TD SYNNEX CORPORATION WEB SITE, YOU ACCEPT ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT.

VENDOR TERMS AND CONDITIONS

Unless otherwise agreed in writing, these Vendor Terms and Conditions ("Vendor Terms"), as published herein, govern all purchases of products and services by TD SYNNEX Corporation ("TD SYNNEX CORPORATION") from the manufacturer or vendor of such products or services ("Vendor").

Vendor hereby appoints TD SYNNEX Corporation as distributor of Vendor's products ("Products") in the United States, Canada and Mexico and grants to TD SYNNEX Corporation a license to distribute the same.

1. Terms. TD SYNNEX Corporation reserves the right to change the Vendor Terms from time to time and at its sole discretion. Please check this page periodically for updates. This page was last updated on 01/25/2018.
2. Order. To order the Products, TD SYNNEX Corporation shall place a purchase order with Vendor and each such purchase order shall be governed by this Agreement. Each purchase order for the Products shall be subject to Vendor's acceptance and, upon acceptance, Vendor shall confirm the purchase order and the shipping date with TD SYNNEX Corporation.
3. Delivery. The Products shall be delivered DDP (Incoterms 2010), freight charges paid by Vendor for all Products shipped to TD SYNNEX Corporation or its customers' location(s). Title and risk of loss shall pass from Vendor to TD SYNNEX Corporation upon acceptance by TD SYNNEX Corporation or its customer, as applicable. Vendor shall be importer of record.
4. Packaging. Vendor shall package the Products in Vendor's customary manner but shall use commercially reasonable efforts to provide special packaging at TD SYNNEX Corporation's written request and expense. Notwithstanding the foregoing, each Product shall be marked with a UPC bar code. If any Product is not marked with a UPC bar code, then TD SYNNEX Corporation will, at its option, either return the Product to Vendor at Vendor's expense, or charge vendor a dollar ($1.00) per Product unit. If serialized, the serial numbers shall be conspicuously labeled on the outside of the box in both readable and bar code format.
5. Reseller Returns. Any reseller may return to Vendor, any Product that is nonconforming, or that allegedly contains any defect or inadequate warnings or instructions, or allegedly violates any law, regulations or court or administrative order, or allegedly infringes any patent, copyright, service mark, trade name, trade dress, trademark, or other right (collectively "Intellectual Property"), or that is returned for any other reason including buyer's remorse.
6. Open Returns. Vendor shall allow TD SYNNEX Corporation to return any Products that have been opened by TD SYNNEX Corporation or its distribution channel.
7. Price Protection. In the event Vendor decreases the price of any Product, Vendor shall promptly grant TD SYNNEX Corporation a corresponding price decrease and issue a credit memo for (a) any affected Products ordered or purchased by TD SYNNEX Corporation, which either have not been shipped or delivered to TD SYNNEX Corporation, and (b) all Products held in inventory by TD SYNNEX Corporation on the date of such price reduction.
8. All payments shall be in United States dollars and shall be due within 30 days of the date of Vendor's invoice with a 2% discount for all payments made within 15 days.
9. Credit. In the event that a net credit balance exists, Vendor will pay such amount to TD SYNNEX Corporation within 10 days of a debit amount date, as request by TD SYNNEX Corporation.
10. Confidentiality. The receiving party shall protect the confidentiality of the disclosing party's Confidential Information. Notwithstanding the foregoing, each party may disclose the other party's Confidential Information if and to the extent that such disclosure is required by law, provided that the receiving party uses reasonable efforts to limit the disclosure and provides the disclosing party a reasonable opportunity to preview and to object to the disclosure. "Confidential Information" shall mean the information of a party, which information is conspicuously marked with "Confidential," or "Proprietary" or other similar legend. If Confidential Information is orally disclosed it shall be identified as such at the time of disclosure and a brief written non-confidential description of the information and confirmation of the confidential nature of the information shall be sent to the recipient within 30 days after the disclosure. Quantities, schedules, pricing, sales reports and inventory reports shall be considered Confidential Information whether disclosed orally or in writing, or whether or not marked "Confidential" or "Proprietary." Confidential Information does not include information that: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes

generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of Confidential Information.

11. Each of the parties agrees not to solicit, hire or engage any employees of the other party that are directly involved in the activities of the other party in connection with this Agreement during the period such employees are employed by the other party and for a period of 180 days after the date of such employee's termination of employment from the other party.
12. Equitable Relief. Each party acknowledges that any material violation of the rights and obligations provided in this **Section 3** may result in immediate and irreparable injury to the other party, and hereby agrees that the aggrieved party shall be entitled to seek immediate temporary, preliminary, and permanent injunctive relief against any such continued violations.
13. Product Warranty. Vendor warrants to TD SYNNEX Corporation that for a period of 180 days from the date of receipt by TD SYNNEX Corporation, the Products shall be free of defects in materials and workmanship and in compliance with all applicable federal, state, provincial and local government standards and regulations. Vendor further warrants to TD SYNNEX Corporation that the Products shall perform in accordance with the published specifications in their user manuals and related documentation provided by Vendor to TD SYNNEX Corporation, and shall achieve all functions described therein. At the option of TD SYNNEX Corporation, Vendor's obligations under this product warranty include: (a) replacing the Products on cross-ship terms or (b) returning the Products for credit.
14. Limitation of Liability. EXCEPT FOR A BREACH OF **SECTION 3**, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES OR COSTS HOWSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS.
15. Indemnification. With respect to any and all Products, Vendor agrees to defend, indemnify and hold harmless TD SYNNEX Corporation and each reseller (including their subsidiaries and affiliates, their successor and assigns) at Vendor's expense from and against any claim, charge, demand, proceeding, suit, liability, cost, expense, order, decree, attorneys' fees, court costs, trial or appeal and judgment including damages of any kind resulting from, arising out of or in connection with any actual or claimed: (a) personal injury, property damage or loss of any nature whatsoever alleged to have occurred as a result of the Products; (b) any defect in material, workmanship, or design; (c) Vendor's failure to comply with any applicable federal, state, local or foreign statute, law, regulation, ruling or ordinance; (d) Intellectual Property infringement; or (e) any breach of any representation or warranty or agreement of Vendor. Vendor agrees to reimburse TD SYNNEX Corporation for any and all costs and expenses (including attorneys' fees) incurred in responding to any subpoena or other compulsory process relating to the Products.
16. Upon termination of this Agreement, TD SYNNEX Corporation shall have the right to return any and all Products which remain unsold in TD SYNNEX Corporation's inventory to Vendor and Vendor shall repurchase the same at the invoice price paid by TD SYNNEX Corporation for such Products. The provisions of **Sections 3** through **6** shall survive any termination of this Agreement.
17. Entire Agreement and Modification. This Agreement shall constitute the entire agreement between the parties and supersedes all prior agreements and understandings between the parties relating to the transactions contemplated hereby. No modification of this Agreement shall be binding, unless in writing and signed by an authorized representative of each party.
18. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party hereto shall in any way sell, transfer, assign, or otherwise dispose of any of the rights, privileges, duties and obligations granted or imposed upon it under this Agreement.

19. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall be severed and shall not affect any other provision hereof. Furthermore, the severed provision shall be replaced by a provision which comes closest to such severed provision, or part thereof, in language and intent, without being invalid, illegal or unenforceable.
20. Disputes. Excluding disputes relating to **Section 3**, any and all other disputes of every kind and nature between the parties arising out of or in connection with the existence, construction, validity, interpretation, or meaning, performance, non-performance, enforcement, operation, breach, continuance, or termination of this Agreement shall be submitted to binding arbitration, pursuant to the Rules of the American Arbitration Association, before a single arbitrator in Alameda County, California. In the event of any litigation arising out of this Agreement or its enforcement by either party, the prevailing party shall be entitled to recover as part of any judgment, reasonable attorneys' fees and court costs.
21. Jurisprudence. This Agreement shall be governed by and construed in accordance with the laws of California and the United Nations Convention on Contracts for the International Sale of Goods shall not apply.
22. Compliance with Laws. Vendor shall be solely responsible for complying with all applicable laws, statutes, rules, regulations and ordinances with respect to the manufacturing of the Products and Vendor's performance under this Agreement and shall obtain all necessary approvals and permits. Vendor represents and warrants that the Products comply in all respects with all applicable laws, statutes ordinances and regulations. Vendor shall provide information as requested by TD SYNNEX Corporation regarding the source of any "conflict minerals," as defined in Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, in the Products.
23. Notice. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.
24. Supplier Code of Conduct. "Code" means the current version of TD SYNNEX Corporation's Supplier Code of Conduct, as modified by TD SYNNEX Corporation from time-to-time and which as of the Effective Date is posted at https://www.synnexcorp.com/about-synnex/guiding-principles/. At all times during the term of this Agreement, Vendor shall comply with, and shall ensure that all Vendor contractors, subcontractors (including any affiliates) and its and their personnel comply with, the requirements of the Code. Subject to Vendor's site safety and security requirements, TD SYNNEX Corporation or an external monitor, who has signed TD SYNNEX Corporation's standard confidentiality or non-disclosure agreement, shall have the right to visit Vendor's facilities to assess compliance with the Code, and to audit Vendor's wage, hour, payroll, and other worker records and practices. Such audits will be conducted in an efficient manner and with minimal disruption of Vendor's operations. Vendor shall promptly implement corrective action to remedy any material non-conformance identified by TD SYNNEX Corporation. Vendor shall periodically assess its contractors' and subcontractors' compliance with the Code and require prompt corrective action to remedy any material non-conformance identified.
25. Order of Precedence. In the event of a conflict or inconsistency between a term or provision of any Vendor document (including any pre-printed terms contained therein) and a term or provision of these Vendor Terms, these Vendor Terms will control. Without limiting the foregoing, the order of precedence language in this paragraph specifically supersedes any conflicting language in any Vendor invoice.

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